UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 21, 2026 (July 15, 2026)

NEOSTELLAR CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	1-35156	27-4443543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

640 Fifth Avenue

12th Floor

New York, NY 10019

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 931-6331

Former name or former address, if changed since last report: SuRo Capital Corp.

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol:	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	NSLR	Nasdaq Global Select Market
6.00% Notes due 2026	NSLRL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Investment Advisory Agreement

On July 15, 2026 (the “Effective Date”), Neostellar Capital Corp. (formerly known as SuRo Capital Corp.) (the “Company”), a Maryland corporation and a closed-end management investment company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), entered into an Investment Advisory Agreement (the “Investment Advisory Agreement”) with Neostellar Advisors LLC (the “Adviser”), a Delaware limited liability company and SEC-registered investment adviser jointly owned by certain officers of the Company and Magnetar Holdings LLC (together with its affiliates, “Magnetar”). As previously disclosed, prior to the Effective Date, the Investment Advisory Agreement was unanimously approved by the Company’s board of directors (the “Board”), including the directors who are not “interested persons” of the Company, as such term is defined in Section 2(a)(19) of the 1940 Act, and by the Company’s stockholders at a special meeting of stockholders held on June 10, 2026.

Under the Investment Advisory Agreement, the Adviser manages the investment and reinvestment of the Company’s assets, subject to the Board’s supervision, including sourcing, evaluating, structuring, closing, monitoring and disposing of investments, exercising voting and board observer rights, arranging debt financing, and providing other customary investment advisory and related services. The Adviser’s services are not exclusive, provided that the Adviser remains the Company’s sole investment adviser, subject to its right to enter into sub-advisory agreements. The Adviser bears the compensation and overhead costs of its investment personnel providing services under the Investment Advisory Agreement, while the Company bears all other operating, administrative and transaction expenses, including amounts payable under the Administration Agreement (as defined below).

As compensation for its services, under the Investment Advisory Agreement the Company will pay the Adviser: (i) a base management fee; and (ii) a two-part incentive fee comprised of a quarterly income-based fee and an annual capital gains fee.

For purposes of each incentive fee, an “Eligible Investment” shall be any investment made by the Company on or after the Effective Date (“New Investments”). Investments held by the Company prior to the Effective Date (“Pre-Existing Investments”) shall not constitute Eligible Investments and shall be excluded entirely from any incentive fee calculation. For the avoidance of any doubt: (1) the Company will not pay an incentive fee on “Pre-Incentive Fee Net Investment Income” (as defined below) or on the capital gains attributable to Pre-Existing Investments; and (2) Pre-Existing Investments shall not be included in any cumulative, “high-water mark,” or similar netting calculation used to determine the Capital Gains Fee (as defined below) or any other component of the incentive fee. Any such cumulative or netting calculation shall be based solely on New Investments.

Base Management Fee

Beginning on the Effective Date, the Company will pay the Adviser a base management fee equal to 1.75% per annum of the Company’s gross assets, payable monthly in arrears, and calculated based on the average value of the Company’s gross assets at the end of the two most recently completed calendar quarters, and appropriately adjusted for any equity or debt capital raises, repurchases or redemptions during the current calendar quarter.

Incentive Fee on “Pre-Incentive Fee Net Investment Income”

“Pre-Incentive Fee Net Investment Income” includes, in the case of investments with a deferred interest feature (such as market discount, debt instruments with payment-in-kind interest, preferred stock with payment-in-kind dividends and zero-coupon securities), accrued income that the Company has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized and unrealized capital losses or unrealized capital appreciation or depreciation.

Pre-Incentive Fee Net Investment Income, expressed as a rate of return on the value of the Company’s net assets (defined as total assets less indebtedness) at the end of the immediately preceding calendar quarter, will be compared to a “hurdle rate” of 1.75% per quarter (7.00% annualized). The Company will pay the Adviser an incentive fee with respect to the Company’s Pre-Incentive Fee Net Investment Income in each calendar quarter as follows:

(A) No incentive fee in any calendar quarter in which the Company’s Pre-Incentive Fee Net Investment Income does not exceed the hurdle rate;

(B) 100.00% of the Company’s Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the hurdle rate but is less than 2.1875% in any calendar quarter (8.75% annualized); and

(C) 20.00% of the amount of the Company’s Pre-Incentive Fee Net Investment Income, if any, that exceeds 2.1875% in any calendar quarter (8.75% annualized).

Incentive Fee on Capital Gains

The second part of the incentive fee (the “Capital Gains Fee”) is determined and payable in arrears as of the end of each calendar year (or upon termination of the Investment Advisory Agreement), commencing on December 31, 2026, and equals the lesser of (i) 20.00% of the Company’s realized capital gains during such calendar year, if any, calculated on an investment-by-investment basis for each Eligible Investment, subject to a non-compounded preferred return, or “hurdle,” and a “catch-up” feature, and (ii) 20.00% of the Company’s realized capital gains, if any, on a cumulative basis from the date of the Company’s investment in an Eligible Investment through the end of each calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid Capital Gains Fees. For this purpose, the Company’s realized capital gains from each Eligible Investment, expressed as a non-compounded annual rate of return on the cost of such investment since the Company initially acquired it, are compared to a hurdle rate of 7.00% per year, such that:

(A) no Capital Gains Fee is payable on realized capital gains from an Eligible Investment that do not exceed the 7.00% hurdle rate;

(B) 100.00% of realized capital gains from an Eligible Investment that exceed the 7.00% hurdle rate but are less than a rate of 8.75% per year (the “Catch-Up”) are included in the Capital Gains Fee, which is designed to provide the Adviser with an incentive fee of 20.00% on all such realized capital gains once the rate of return exceeds 8.75% per year; and

(C) 20.00% of realized capital gains from an Eligible Investment that exceed a rate of 8.75% per year are included in the Capital Gains Fee. In no event will the Capital Gains Fee for any calendar year exceed 20.00% of the Company’s realized capital gains from Eligible Investments, if any, on a cumulative basis from the Effective Date through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation with respect to the Eligible Investments on a cumulative basis, less the aggregate amount of any previously paid Capital Gains Fees.

The Investment Advisory Agreement limits the Adviser’s liability to the Company and provides for indemnification by the Company, in each case except for conduct involving willful misfeasance, bad faith, gross negligence, criminal conduct or reckless disregard of the Adviser’s duties, as determined in accordance with the 1940 Act. The Investment Advisory Agreement has an initial two-year term, beginning on the Effective Date, and continues annually thereafter subject to the approval required under the 1940 Act. The Investment Advisory Agreement will terminate automatically upon its assignment, and may otherwise be terminated without penalty on 60 days’ written notice by the Adviser, the Board or a majority vote of the Company’s outstanding voting securities.

The foregoing description of the Investment Advisory Agreement is only a summary of certain of the provisions of such agreement and is qualified in its entirety by reference to the Investment Advisory Agreement. The Investment Advisory Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Administration Agreement

On the Effective Date, the Company also entered into an Administration Agreement (the “Administration Agreement”) with Neostellar Administrative Services LLC, a Delaware limited liability company and affiliate of the Adviser (the “Administrator”). The Administrator will provide, or arrange for, the office facilities, personnel and administrative services necessary for the Company’s operations, including record-keeping, financial reporting, net asset value determination, tax return preparation oversight, and oversight of the Company’s other third-party service providers, in each case subject to the Board’s review. The Company reimburses the Administrator for the costs and expenses incurred in performing its services, with the amount and allocation methodology of such reimbursements subject to at least quarterly review by the Board’s audit committee (or an equivalent independent committee) and ongoing Board oversight.

The Administration Agreement contains customary confidentiality provisions, including with respect to nonpublic personal information under Regulation S-P and Regulation S-AM, limits the Administrator’s liability and provides for indemnification by the Company, in each case except for conduct involving willful misfeasance, bad faith, gross negligence or reckless disregard of duty, and confirms that the Administrator’s services are not exclusive. The Administration Agreement has an initial two-year term and continues annually thereafter subject to required Board approvals, may be terminated without penalty by the Board or the Administrator on 60 days’ written notice, and may not be assigned without the other party’s consent.

The foregoing description of the Administration Agreement is only a summary of certain of the provisions of such agreement and is qualified in its entirety by reference to the Administration Agreement. The Administration Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 26, 2026, SuRo Capital Corp. (predecessor to the Company) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with MCP Investing LLC, a Delaware limited liability company and an affiliate of Magnetar (“Purchaser”), pursuant to which the Company agreed to sell, and Purchaser agreed to purchase, the Note (as defined below).

On July 16, 2026, following the satisfaction or waiver of the closing conditions set forth in the Securities Purchase Agreement, including the Company’s completion of its transition to an externally managed BDC through its entry into the Investment Advisory Agreement and the Administration Agreement described above, the Company issued to the Purchaser a redeemable promissory note in the aggregate principal amount of $20,000,000 (the “Note”). The Note bears interest at a rate of 6.50% per annum, payable semi-annually in cash, which rate will increase by an additional 0.50% per annum if the Company or its subsidiaries incur indebtedness senior in right of payment to the Note, and will increase by an additional 2.00% per annum during the continuance of an event of default under the Note. All outstanding principal and accrued interest under the Note will be due and payable on the maturity date in 2029, unless earlier redeemed or repaid, and the Company may not prepay the Note prior to its maturity date without the consent of the holder.

If, prior to the maturity date, the Company consummates a “Qualified Fundraising” (as defined in the Note), the Note will be mandatorily redeemed, without further action by the holder, through the issuance of shares of the Company’s common stock in an amount equal to the outstanding principal and accrued interest under the Note divided by the per-share price of the Company’s common stock sold in the Qualified Fundraising. If the Company consummates a “Change of Control” (as defined in the Note) while the Note remains outstanding, the Company must repay the holder in cash in an amount equal to 105% of the outstanding principal and accrued interest under the Note.

The Note contains customary events of default, including payment defaults, bankruptcy-related defaults, cross-defaults to other material indebtedness or judgments in excess of specified thresholds, and breaches of covenants, upon the occurrence of which the outstanding amount under the Note may become immediately due and payable, either automatically or at the election of the holder. The Company and Purchaser have agreed to treat the Note as debt for U.S. federal, state and local tax purposes. The Securities Purchase Agreement requires the Company to file, within 30 days after any redemption of the Note, a shelf registration statement covering resale of the shares of common stock issuable upon such redemption.

The foregoing description of the Securities Purchase Agreement and the Note is only a summary of certain of their provisions and is qualified in its entirety by reference to the Securities Purchase Agreement and the Note, which are filed as Exhibit 10.3 and Exhibit 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.02.	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 15, 2026, the Board, in accordance with its bylaws, increased the size of the Board from six to seven directors, creating a vacancy to be filled by a new director and to serve with the class of directors whose terms expire at the Company’s 2028 annual meeting of stockholders. In connection with the foregoing, the Board appointed Erik Falk as a director, effective July 15, 2026.

Mr. Falk, age 56, has served as a Partner and Head of Strategy of Magnetar since September 2017. He has also served as a Senior Advisor of Star Mountain Capital since August 2017 and as an Advisory Board Member of White Hat Capital Partners since January 2021. Mr. Falk currently serves as a director of Great Elm Capital Corp., a business development company, since March 2021, as a director of Enable Injections, Inc. since February 2025, and as a director of Estately Operations LLC since May 2026, and previously served as a director of Appgate Holdings LLC from September 2024 to June 2025. He also serves as an investment committee member of The Public Theater. Mr. Falk brings 34 years of financial services experience, including in investment banking, sales and trading, and investing.

The Board has determined that Mr. Falk is not an “independent director” under the applicable listing standards of the Nasdaq Global Select Market because he is an “interested person” of the Company (as defined in Section 2(a)(19) of the 1940 Act). Mr. Falk is an interested person of the Company by virtue of his affiliation with Magnetar, including Magnetar Holdings LLC, which, together with certain current employees of the Company, jointly owns the Adviser. Accordingly, Mr. Falk will serve as one of the Company’s interested directors. His term will expire at the Company’s 2028 annual meeting of stockholders, or until his successor is duly elected and qualified.

Mr. Falk will not receive any compensation from the Company for his service as a director because he is employed by, or otherwise affiliated with, the Adviser and its affiliates, including Magnetar.

Mr. Falk was appointed as a director in connection with the externalization of the Company’s management structure pursuant to the Investment Advisory Agreement described in Item 1.01 of this Current Report on Form 8-K. Other than as described in this Current Report, there are no arrangements or understandings between Mr. Falk and any other persons pursuant to which he was appointed as a director.

Mr. Falk has, or may be deemed to have, an indirect interest in certain transactions between the Company and affiliates of Magnetar that may require disclosure under Item 404(a) of Regulation S-K. In particular, (i) an affiliate of Magnetar, in which certain members of Mr. Falk’s family have an indirect economic interest through a trust, made a loan to the Company in the amount of $20,000,000, as evidenced by the Note described in Item 2.03 of this Current Report on Form 8-K; (ii) an affiliate of Magnetar, in which Mr. Falk and/or such trust may have an indirect economic interest, is a member of the Adviser and, in connection with the appointment arrangement described above, is entitled to certain cost reimbursements for staff and services provided to the Adviser in connection with its advisory services; and (iii) an affiliate of Magnetar receives certain fees in connection with a portfolio investment held by the Company, in which Mr. Falk holds an indirect, non-controlling economic interest. Each of the foregoing transactions between the Company, the Adviser and affiliates of Magnetar has previously been disclosed to, and approved by, the Company’s Board of Directors and the Company’s stockholders, as applicable.

Item 7.01.	Regulation FD

On July 21, 2026, Neostellar Capital Corp. (the “Company”) issued a press release (the “Press Release”) announcing its entry into the Investment Advisory Agreement and the Administration Agreement described in Item 1.01 above, the Securities Purchase Agreement and the Note described in Item 2.03 above, and the appointment of Erik Falk as a director described in Item 5.02 above. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Investment Advisory Agreement, dated as of July 15, 2026, by and between Neostellar Capital Corp. and Neostellar Advisors LLC (filed herewith)
10.2	Administration Agreement, dated as of July 15, 2026, by and between Neostellar Capital Corp. and Neostellar Administrative Services LLC (filed herewith)
10.3	Securities Purchase Agreement, dated as of June 26, 2026, by and between SuRo Capital Corp. (now known as Neostellar Capital Corp.) and MCP Investing LLC (filed herewith)
10.4	Redeemable Promissory Note, dated as of July 16, 2026, issued by SuRo Capital Corp. (now known as Neostellar Capital Corp.) to MCP Investing LLC (filed herewith)
99.1	Press Release dated July 21, 2026*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The press release attached hereto as Exhibit 99.1 is “furnished” and not “filed.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2026	NEOSTELLAR CAPITAL CORP.

	By:	/s/ Allison Green
Allison Green
Chief Financial Officer, Treasurer and Corporate Secretary